As filed with the Securities and Exchange Commission on October 2, 2013

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

LEUCADIA NATIONAL CORPORATION
(Exact name of registrant as specified in its charter)

New York (State or other jurisdiction of incorporation or organization)	13-2615557 (I.R.S. Employer Identification No.)

520 Madison Avenue
New York, New York 10022
(212) 460-1900
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Michael J. Sharp
Leucadia National Corporation
520 Madison Avenue
New York, New York 10022
(212) 460-1900
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Andrea Bernstein, Esq.
Weil, Gotshal & Manges LLP
767 Fifth Avenue
New York, New York 10153
(212) 310-8000

Approximate date of commencement of proposed sale of the securities to the public:

From time to time or at one time after the effective date of this
Registration Statement as determined by the Registrant.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE CHART

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Unit(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(2)(3)

Common Shares, par value $1.00 per share

Preferred Shares, par value $1.00 per share

Debt Securities

Warrants

Purchase Contracts

Units

(1)

There are being registered under this registration statement such indeterminate number of shares of common stock and preferred stock and such indeterminate principal amount of debt securities, which may be senior or subordinated, of Leucadia National Corporation as may from time to time be offered at indeterminate prices and, in each case, as may be issuable upon the conversion, redemption, exchange, exercise or settlement of any other securities issued hereunder, including under any applicable anti-dilution provisions. Any securities registered under this registration statement may be sold separately or as units with other securities under this registration statement. Separate consideration may or may not be received for the securities that are being registered that are issued in exchange for, or upon the conversion or exercise of, the other securities being registered hereunder.

(2)

In accordance with Rules 457(c) and 457(f) under the Securities Act, filing fees of $674,767 were previously paid with respect to unsold securities registered pursuant to a Registration Statement on Form S-4 (File No. 333-185318) filed by Leucadia National Corporation on December 6, 2012, of which $23,432.10 remains available for future registration fees. Those fees have been carried forward for application in connection with the registration of the above-referenced securities pursuant to Rule 457(p) under the Securities Act. In accordance with Rule 456(b) and Rule 457(r), the registrant is deferring payment of the registration fee required in connection with this Registration Statement. Accordingly, no registration fee is paid herewith.

(3)

This Registration Statement also relates to offers and sales of Common Shares, Preferred Shares, Debt Securities, Warrants, Purchase Contracts and Units (collectively, “Securities”) in connection with market-making transactions by and through affiliates of the registrant. These Securities consist of an indeterminate amount of the Securities that are initially being registered, and will initially be offered and sold, under this Registration Statement and an indeterminate amount of the Securities that were initially registered, and were initially offered and sold, under registration statements previously filed by the registrants. All such market-making reoffers and resales of these Securities that are made pursuant to a registration statement after the effectiveness of this Registration Statement are being made solely pursuant to this Registration Statement.

PROSPECTUS

Leucadia National Corporation

Common Shares
Preferred Shares
Debt Securities
Warrants
Purchase Contracts
Units

We and/or selling securityholders may offer and sell shares of our common shares, par value $1.00 per share, and we may offer and sell shares of our preferred shares, par value $1.00 per share, senior and/or subordinated debt securities, warrants, purchase contracts or units from time to time in amounts, at prices and on terms that will be determined at the time of any such offering. The debt securities may consist of debentures, notes or other types of debt. The purchase contracts may obligate you to purchase common shares, preferred shares, debt securities or warrants from us or other securities of ours or debt or equity securities of one or more other entities. The units may consist of common shares, preferred shares, debt securities, warrants or purchase contracts or other securities of ours or debt or equity securities of one or more other entities. The preferred shares, debt securities, warrants, purchase contracts and units may be convertible or exercisable or exchangeable for our common shares, preferred shares or other securities of ours or debt or equity securities of one or more other entities. Each time our securities are offered, we will provide a prospectus supplement containing more specific information about the particular offering and attach it to this prospectus. The prospectus may not be used to offer or sell securities without a prospectus supplement which includes a description of the method and terms of the offering.

You should carefully read this prospectus and any accompanying prospectus supplement, together with the documents we incorporate by reference, before you invest in our securities.

We and/or selling securityholders may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. We will not receive any proceeds of any sale by any selling securityholder. The prospectus supplement will provide the specific terms of the plan of distribution.

This prospectus may be used in connection with market-making transactions in our common shares, preferred shares, debt securities, warrants, purchase contracts and units. Unless you are advised otherwise, this prospectus is being used in a market-making transaction. Please see the “Plan of Distribution” section on page 8 of this prospectus. Leucadia National Corporation does not expect to receive any proceeds from market-making transactions. Leucadia National Corporation does not expect that any affiliate of ours that engages in these transactions will pay any proceeds from its market- making resales to Leucadia National Corporation.

Our common shares are listed on the New York Stock Exchange under the symbol “LUK.”

Investing in our securities involves risks. Please see the “Risk Factors” section on page 4 of this prospectus and in the documents we incorporate by reference for a description of the risks you should consider when evaluating such investment.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Prospectus is October 2, 2013

EXPLANATORY NOTE

The prospectus contained herein relates to all of the following:

•	the initial offering of common shares, preferred shares, debt securities, warrants, purchase contracts and units issuable by Leucadia National Corporation;

•	the offering of such securities by the holders thereof; and

•

market-making transactions from time to time in (1) the securities described above after they are initially offered and sold and (2) the securities of one or more of the same classes that were initially registered under registration statements previously filed by the registrant and that were initially offered and sold prior to the date of the prospectus contained herein (but are now registered hereunder with respect to ongoing market-making transactions).

When the prospectus is delivered to an investor in an initial or a secondary offering described above, the investor will be informed of that fact in the confirmation of sale or in a prospectus supplement. When the prospectus is delivered to an investor who is not so informed, it is delivered in a market-making transaction.

To the extent required, the information in the prospectus, including financial information, will be updated at the time of each offering. Upon each such offering, a prospectus supplement to this base prospectus will be filed.

You should rely only on information contained or incorporated by reference in this prospectus, any prospectus supplement and any free writing prospectus specifying the final terms of a particular offering. We have not authorized anyone to provide you with additional or different information. You should not assume that the information in this prospectus, any prospectus supplement or any free writing prospectus specifying the final terms of a particular offering is accurate as of any date other than the date on its cover page and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference. We are not making an offer to sell in any jurisdiction in which the offer is not permitted. Our business, financial condition, results of operations and prospects may have changed since those dates.

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ABOUT THIS PROSPECTUS

This prospectus is part of an automatic shelf registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC, as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended, or the Securities Act. By using a shelf registration statement, we and/or selling securityholders may sell, at any time and from time to time, in one or more offerings, our common shares, preferred shares, debt securities, warrants, purchase contracts or units as described in this prospectus or any accompanying prospectus supplement. As allowed by SEC rules, this prospectus does not contain all of the information included in the registration statement. For further information, we refer you to the registration statement, including its exhibits, the documents incorporated by reference therein and herein as well as any accompanying prospectus supplements. Statements contained in this prospectus and any accompanying prospectus supplement about the provisions or contents of any agreement or other document are not necessarily complete. If the SEC’s rules and regulations require that an agreement or document be filed as an exhibit to the registration statement, please see that agreement or document for a complete description of these matters.

You should read this prospectus, any accompanying prospectus supplement and any free writing prospectus together with any additional information you may need to make your investment decision. You should also read and carefully consider the information in the documents we have referred you to in “Where You Can Find More Information.” Information incorporated by reference after the date of this prospectus is considered a part of this prospectus and may add, update or change information contained in this prospectus. The information in this prospectus, any accompanying prospectus supplement, any free writing prospectus or any document incorporated herein or therein by reference is accurate as of the date contained on the cover of such documents. Neither the delivery of this prospectus, any accompanying prospectus supplement, or any free writing prospectus, nor any sale made under this prospectus, any accompanying prospectus supplement or any free writing prospectus will, under any circumstances, imply that the information in this prospectus, any accompanying prospectus supplement or any free writing prospectus is correct as of any date after the date of this prospectus, any such accompanying prospectus supplement or any such free writing prospectus, as the case may be. Any information in such subsequent filings that is inconsistent with this prospectus will supersede the information in this prospectus, any earlier prospectus supplements and any earlier free writing prospectus.

Unless otherwise expressly stated herein or the context otherwise requires, all references in this prospectus to “Leucadia,” “we,” “us,” “our,” “our company” or “the company” refer to Leucadia National Corporation, a New York corporation and its direct and indirect subsidiaries.

CAUTIONARY STATEMENT FOR FORWARD-LOOKING INFORMATION

Some of the statements contained in or incorporated by reference in this prospectus contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. These statements may relate, but are not limited, to projections of revenues, income or loss, capital expenditures, development costs, plans for growth and future operations, competition and regulation, as well as assumptions relating to the foregoing.

Forward-looking statements are inherently subject to risks and uncertainties, many of which cannot be predicted or quantified. When used in this prospectus, the words “will,” “could,” “estimates,” “expects,” “anticipates,” “believes,” “plans,” “intends” and variations of these words and similar expressions are intended to identify forward-looking statements that involve risks and uncertainties. Future events and actual results could differ materially from those set forth in, contemplated by or underlying the forward-looking statements.

The factors that could cause actual results to differ materially from those suggested by any of these statements include, but are not limited to, those risks and other factors discussed or identified from time to time in our public filings, including without limitation our Annual Report on Form 10-K for the fiscal year ended December 31, 2012 and our Quarterly Reports on Form 10-Qs for the quarters ended March 31, 2013 and June 30, 2013, such as:

•	potential acquisitions and dispositions of our operations and investments could change our risk profile;

•	recent changes in our key executives could cause our investments to be less successful than in the past;

•	the effect of recent legislation and new pending regulation under the Dodd-Frank Act on Jefferies (as defined below);

•	international legal, regulatory, political and economic and other risks associated with Jefferies business;

•	new financial legislation that could adversely affect Jefferies revenues and profitability, impose additional costs on operations or require changes in business practices;

•	economic downturns, including a downgrade of the U.S. credit rating and Europe’s debt crisis, or a prolonged recession;

•	price volatility and price declines in Jefferies debt securities and loss of revenues, clients and employees as a result of unfounded allegations;

•	credit-rating agency downgrades;

•	risks of loss relating to Jefferies principal trading and investments;

•	credit risk associated with nonperformance by Jefferies counterparties or customers;

•	a disruption of Jefferies business due to systems processing or other operational failures;

•	risk associated with Jefferies hedging and derivative transactions;

•	risks associated with the increased volatility in raw material prices and the availability of key raw materials;

•	outbreaks of disease affecting livestock;

•	product liability due to contaminated beef;

•	volatility in the volume and prices at which beef products are sold;

•	political and economic risks in foreign countries where National Beef Packing Company, LLC (“National Beef”) operates as well as foreign currency fluctuations;

•	costs to comply with environmental regulations;

•	failure to profitably grow National Beef’s case ready business;

•	failure to comply with government laws and regulations and costs associated with compliance;

•	unfavorable labor relations with our employees;

•	declines in the U.S. housing and commercial real estate markets;

•	reliance on patronage from the Gulf Coast region for our gaming entertainment business;

•	an inability to insure certain risks economically;

•	increases in mortgage interest rate levels or the lack of available consumer credit for our real estate development projects;

•	obtaining significant funding, regulatory approvals and purchase commitments from third parties to develop large scale energy projects;

•	ability to maintain certain specified credit ratings to keep mortgage servicing rights for our 50% equity interest in Berkadia Commercial Mortgage LLC’s (“Berkadia”) business;

•	risks associated with originating certain loans for Fannie Mae;

•	the inability of Sangart, Inc. (“Sangart”) to obtain significant funding for medical product development and clinical trial activities;

•	changes in existing government and government-sponsored mortgage programs and the loss of or changes in Berkadia’s relationships with the related governmental bodies;

•	exposure to credit and interest rate risks from Berkadia’s non-governmental loan programs;

•	the inability of Berkadia to repay its commercial paper borrowings;

•	declines in revenues from new and used car sales;

•	volatility in the value of our owned financial instrument portfolio;

•	intensified competition in the operation of our businesses or for skilled management and other employees;

•	weather related conditions and significant natural disasters, including hurricanes, tornadoes, windstorms, earthquakes and hailstorms;

•	the security of our information technology systems and those of our third party providers;

•	liability associated with legal proceedings;

•	ability to generate sufficient taxable income to fully realize tax benefits attributable to our net operating losses (“NOLs”);

•	changes in government tax policies in foreign and domestic jurisdictions; and

•	dividend payments on our common shares.

Accordingly, we caution you against relying on forward-looking statements, which are applicable only as of the date of this prospectus or any incorporated document in which they are contained. We undertake no obligation to revise or update these forward-looking statements to reflect events or circumstances that arise after the date of this prospectus or to reflect the occurrence of unanticipated events.

OUR COMPANY

We are a diversified holding company engaged through our consolidated subsidiaries in a variety of businesses. On March 1, 2013, Jefferies Group LLC (“Jefferies”), a global full-service, integrated securities and investment banking firm, became our wholly-owned subsidiary. We are also engaged in beef processing, manufacturing, gaming entertainment, real estate activities and medical product development. We also own equity interests in operating businesses which are accounted for under the equity method of accounting. We concentrate on return on investment and cash flow to maximize long- term shareholder value. Additionally, we continuously evaluate the retention and disposition of our existing operations and investigate possible acquisitions of new businesses. Changes in the mix of our businesses and investments should be expected.

Jefferies principal operating subsidiary, Jefferies LLC (formerly Jefferies & Company, Inc.), was founded in the United States in 1962 and its first international operating subsidiary, Jefferies International Limited, was established in the United Kingdom in 1986.

Our beef processing operations are conducted through our 78.9% interest in National Beef. National Beef processes, packages and delivers fresh and frozen beef and beef by-products for sale to customers in the United States and international markets.

Our manufacturing operations are conducted through Idaho Timber, LLC (“Idaho Timber”) and Conwed Plastics, LLC (“Conwed Plastics”). Idaho Timber is headquartered in Boise, Idaho and primarily remanufactures dimension lumber and remanufactures, packages and/or produces other specialized wood products. Conwed Plastics manufactures and markets lightweight plastic netting used for a variety of purposes including, among other things, building and construction, erosion control, packaging, agricultural, carpet padding, filtration and consumer products.

Our gaming entertainment operations are conducted through Premier Entertainment Biloxi LLC, which is the owner of the Hard Rock Hotel & Casino Biloxi, located in Biloxi, Mississippi.

Our domestic real estate operations include a mixture of commercial properties, residential land development projects and other unimproved land.

Our medical product development operations are conducted through Sangart. Sangart is developing a product called MP4OX, which is a solution of cell-free hemoglobin administered intravenously to provide rapid oxygen delivery to oxygen deprived tissues.

Our principal executive offices are located at 520 Madison Avenue, New York, New York 10022. Our telephone number is (212) 460-1900. Our website is http://www.leucadia.com. The information contained on our website does not constitute a part of this prospectus.

RISK FACTORS

Please carefully consider the risk factors described in our periodic reports filed with the SEC, which are incorporated by reference in this prospectus. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus or include in any applicable prospectus supplement.

USE OF PROCEEDS

The use of proceeds will be specified in the applicable prospectus supplement. We will not receive any proceeds from the sale of any securities by selling securityholders.

Leucadia National Corporation does not expect to receive any proceeds from market-making transactions. Leucadia National Corporation does not expect that any affiliate of ours that engages in these market-making transactions will pay any proceeds from its market-making resales to Leucadia National Corporation.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratio of earnings to fixed charges for each of the periods indicated:

	Six Months Ended June 30,	Year Ended December 31,
	2013
		2012	2011	2010	2009(b)	2008(b)
Ratio of Earnings to Fixed Charges(a)	2.83	10.98	6.90	7.12	N/A	N/A

Notes:

(a)	Fixed charges include amounts related to continuing and discontinued operations.

(b)	For the years ended December 31, 2009 and 2008, “fixed charges” exceeded earnings by $253,500,000 and $286,500,000, respectively.

DESCRIPTION OF CAPITAL STOCK

The rights of Leucadia shareholders are governed by the Business Corporation Law of the State of New York, or NYBCL, and the restated certificate of incorporation of Leucadia, as amended from time to time, and Leucadia’s amended and restated bylaws. The following description of our common stock does not purport to be complete and is subject in all respects to applicable New York law and is qualified by reference to the provisions of our restated certificate of incorporation, as amended, and our amended and restated bylaws. Copies of our restated certificate of incorporation and amended and restated bylaws will be sent to shareholders upon request. See “Where You Can Find More Information.”

Authorized Capital

Leucadia is authorized to issue 606,000,000 shares, which consist of 600,000,000 common shares, par value $1.00 per share and 6,000,000 preferred shares, par value $1.00 per share. Holders of Leucadia common shares have no preemptive rights to purchase or subscribe for any shares or other securities, and there are no conversion rights or redemption, purchase, retirement or sinking fund provisions with respect to Leucadia common shares.

As of September 30, 2013, Leucadia has outstanding 364,566,638 common shares and a series of 3.25% Cumulative Convertible Preferred Shares ($125.0 million at mandatory redemption value) that are convertible into 4,162,200 common shares at an effective conversion price of $30.03 per share.

Dividend Rights

Subject to the rights of the holders of any preferred shares that may be outstanding, holders of Leucadia common shares are entitled to receive dividends as may be declared by Leucadia’s board of directors out of funds legally available to pay dividends. Holders of Leucadia common shares have no cumulative voting rights.

Voting Rights

Each holder of Leucadia common shares is entitled to one vote for each share held of record on the applicable record date for all matters submitted to a vote of Leucadia shareholders.

Preemptive Rights, Conversion and Redemption

Holders of Leucadia common shares have no preemptive rights to purchase or subscribe for any shares or other securities, and there are no conversion rights or redemption, purchase, retirement or sinking fund provisions with respect to Leucadia common shares.

Liquidation Rights

In the event of any liquidation, dissolution or other winding-up of Leucadia, whether voluntary or involuntary, and after the holders of the Leucadia preferred shares shall have been paid in full the amounts to which they respectively shall be entitled, or an amount sufficient to pay the aggregate amount to which such holders will be entitled have been deposited in trust with a bank or trustee having its principal office in the Borough of Manhattan, City, County and State of New York, having a capital, undivided profits and surplus aggregating at least $50,000,000, for the benefit of the holders of the Leucadia preferred shares, the remaining net assets of Leucadia shall be distributed pro rata to the holders of the Leucadia common shares.

Listing

Leucadia common shares are currently listed on the NYSE under the symbol “LUK.”

Transfer Agent and Registrar

American Stock Transfer & Trust Company, LLC is the transfer agent and registrar for Leucadia common shares.

Transfer Restrictions

General. In order to protect our significant NOLs and other tax attributes, our common shares are subject to certain transfer restrictions contained in Leucadia’s certificate of incorporation. The transfer restrictions generally impose restrictions on the transfer of our common shares to designated persons and the issuance of our common shares to certain target shareholders in connection with acquisition transactions.

Tax Law Limitations. The benefit of a company’s existing tax loss and credit carryovers, as well as the benefit of built-in losses, can be reduced or eliminated under Section 382 of the Internal Revenue Code of 1986, as amended (the “Code”). Section 382 limits the use of losses and other tax benefits by a company that has undergone an “ownership change,” as defined in Section 382 of the Code. Generally, an “ownership change” occurs if one or more shareholders, each of whom owns 5% or more in value of a company’s capital stock, increase their aggregate percentage ownership by more than 50 percentage points over the lowest percentage of stock owned by such shareholders over the preceding three-year period. For this purpose, all holders who each own less than 5% of a company’s capital stock are generally treated together as one 5% shareholder. In addition, certain attribution rules, which generally attribute ownership of stock to the ultimate beneficial owner thereof without regard to ownership by nominees, trusts, corporations, partnerships or other entities and also attribute ownership between and among certain family members, are applied in determining the level of stock ownership of a particular shareholder. Options (including warrants and other rights) to acquire capital stock may be treated as if they had been exercised, on an option-by-option basis, if the issuance, transfer or structuring of the option meets certain tests. All percentage determinations are based on the fair market value of a company’s capital stock, including any preferred shares that are voting or convertible (or that otherwise participate in corporate growth).

If an “ownership change” were to occur in respect of the company or any of its subsidiaries or subsidiary groups, the amount of taxable income in any year (or portion of a year) subsequent to the ownership change that could be offset by NOLs or other tax attributes existing (or “built-in”) prior to such “ownership change” could not exceed an amount equal to the product obtained by multiplying (1) the aggregate value of the company, the subsidiary or the subsidiary group that underwent the “ownership change” by (2) the federal long-term tax exempt rate. Because the aggregate value of the company or any of its subsidiaries, as well as the federal long-term tax-exempt rate, fluctuate, it is impossible to predict with any accuracy the annual limitation upon the amount of taxable income that could be offset by such NOLs or other tax attributes (and “built-in” losses) were an “ownership change” to occur in the future. However, if such limitation were to exceed the taxable income against which it otherwise would be applied for any year following an “ownership change,” the limitation for the ensuing year would be increased by the amount of such excess.

Description of Transfer Restrictions. Leucadia’s certificate of incorporation generally restricts until December 31, 2024 (or earlier, in certain events) any (1) attempted transfer of our common shares or any other securities that would be treated as our “stock” under the applicable tax regulations (referred to as “Leucadia Shares”) or (2) issuance of Leucadia Shares by us to a target shareholder in connection with an acquisition transaction (referred to as an “acquisition issuance”) if any person or group of persons would become a “5% shareholder” under the tax regulations or would be treated as owning 5% or more of our common shares as a result of such transfer or issuance. The transfer restrictions also restrict any attempted transfer or acquisition issuance of Leucadia Shares if such attempted transfer or acquisition issuance would increase the ownership percentage, as determined under applicable tax regulations, of any person or group of persons who is a “5% shareholder” or is otherwise treated as owning 5% or more of our common shares. This would include, among other things, an attempted acquisition of Leucadia Shares from an existing 5% shareholder. For these purposes, numerous rules of attribution, aggregation and calculation prescribed under the Code will be applied in determining whether the 5% thresholds have been met and whether a group exists. The transfer restrictions may also apply to proscribe the creation or transfer of certain “options,” which are broadly defined, in respect of the Leucadia Shares.

The transfer restrictions will restrict a shareholder’s ability to acquire additional Leucadia Shares in excess of the specified limitations. Furthermore, in the case of certain large shareholders, the ability to dispose of Leucadia Shares currently held, or any other Leucadia Shares which the shareholder may acquire, may be restricted as a result of the transfer restrictions.

Generally, the restriction is imposed only with respect to the number of Leucadia Shares, or options with respect to Leucadia Shares (referred to as “Excess Shares”), purportedly transferred or otherwise deliverable in an acquisition issuance in excess of the thresholds established in the transfer restrictions. In any event, the restriction does not prevent a valid transfer if either the transferor or the purported transferee, in the case of a transfer, or the company or the applicable target shareholder, in the case of an acquisition issuance, obtains the approval of Leucadia’s board of directors.

Except for acquisition issuances, acquisitions of Leucadia Shares directly from us, whether by way of option exercise or otherwise, are not subject to the transfer restrictions. Consequently, persons or entities that are able to acquire Leucadia Shares directly from us, other than in an acquisition issuance, including our employees, officers and directors, may do so without application of the transfer restrictions, irrespective of the number of Leucadia Shares they are acquiring. As a result, those persons or entities dealing directly with us may be seen to receive an advantage over persons or entities that are not able to acquire Leucadia Shares directly from us and, therefore, are restricted by the terms of the transfer restrictions. It should be noted, however, that any direct acquisitions of Leucadia Shares from us first requires board approval and, in granting such approval, the board will review the implications of any such issuance for our NOLs and other tax attributes.

Leucadia’s board of directors has the discretion to approve a transfer or acquisition issuance of Leucadia Shares that would otherwise violate the transfer restrictions. Nonetheless, if the board of directors decides to permit a transfer or acquisition issuance that would otherwise violate the transfer restrictions, that transfer or acquisition issuance could, under the tax rules, be aggregated with other transfers or acquisition issuances and could result in an “ownership change” that would limit the use of our tax attributes. The board of directors intends to consider any attempted transfer or acquisition issuance individually and determine at the time whether it is in the best interest of our company, after consideration of any factors that the board deems relevant, to permit the transfer or acquisition issuance notwithstanding that an “ownership change” may occur.

Leucadia’s certificate of incorporation further provides that all certificates representing Leucadia Shares bear the following legend:

“THE TRANSFER OF THE SECURITIES REPRESENTED HEREBY IS SUBJECT TO RESTRICTIONS PURSUANT TO PART III OF ARTICLE FOURTH OF THE CERTIFICATE OF INCORPORATION OF LEUCADIA NATIONAL CORPORATION REPRINTED IN ITS ENTIRETY ON THE BACK OF THIS CERTIFICATE.”

In accordance with the transfer restrictions, we will not permit any of our employees or agents, including the transfer agent, to record any transfer or acquisition issuance of Excess Shares. As a result, requested transfers of Leucadia Shares may be delayed or refused.

Leucadia’s certificate of incorporation provides that any transfer or acquisition issuance attempted in violation of the restrictions shall be void ab initio, even if the transfer or acquisition issuance has been recorded by the transfer agent and new certificates issued. The purported transferee or purported holder of the Leucadia Shares is not entitled to any rights of a shareholder with respect to the Excess Shares, including the right to vote the Excess Shares, or to receive dividends or distributions in liquidation in respect thereof, if any.

If an acquisition issuance would result in the delivery of Excess Shares to a target shareholder, the company is required to deliver the Excess Shares to an agent designated by Leucadia’s board of directors instead of the target shareholder who would otherwise receive the Excess Shares in connection with the acquisition issuance. Similarly, if Leucadia’s board of directors determines that a purported transfer or acquisition issuance has violated the transfer restrictions, we will require the purported transferee or purported holder to surrender the Excess Shares, and any dividends the purported transferee or purported holder has received on the Excess Shares, to an agent designated by Leucadia’s board of directors. In each case, the agent will then sell the Excess Shares in one or more arm’s-length transactions, executed on the NYSE, if possible, to a buyer or buyers, which may include us; provided that nothing will require the agent to sell the Excess Shares within any specific time frame if, in the agent’s discretion, the sale would disrupt the market for the Leucadia Shares or have an adverse effect on the value of the Leucadia Shares. If the purported transferee or purported holder has sold the Excess Shares before receiving our demand to surrender the Excess Shares, the purported transferee or purported holder generally will be required to transfer to the agent the proceeds of the sale and any distributions the purported transferee or purported holder has received on the Excess Shares. From any net sales proceeds or amounts received from a purported transferee or purported holder, which in certain circumstances may be reduced by the agent’s expenses, the agent will reimburse the purported transferee or purported holder for the price paid for the Excess Shares or the fair market value of the Excess Shares as of the close of the day prior to the acquisition issuance or the attempted transfer to the purported transferee by gift, inheritance or similar transfer. Any remaining proceeds will then be paid to one or more charities selected by Leucadia’s board of directors.

The transfer restrictions and related provisions contained in Leucadia’s amended and restated bylaws may be deemed to have an “anti-takeover” effect because they restrict the ability of a person or entity, or group of persons or entities, to accumulate in the aggregate 5% or more of the total value of the Leucadia Shares or 5% or more of our common shares and the ability of persons, entities or groups whose ownership of Leucadia Shares meets either of these thresholds to acquire additional Leucadia Shares. The transfer restrictions discourage or prohibit accumulations of substantial blocks of shares for which shareholders might receive a premium above market value.

Notwithstanding the restrictions, however, there remains a risk that certain changes in relationships among shareholders or other events will cause a change of ownership to occur under Section 382 of the Code. Further, there can be no assurance, in the event transfers or acquisition issuances in violation of the transfer restrictions are attempted, that the Internal Revenue Service will not assert that those transfers or acquisition issuances have federal income tax significance notwithstanding the transfer restrictions. As a result, the transfer restrictions serve to reduce, but not necessarily eliminate, the risk that Section 382 of the Code will cause the limitations described above on the use of our tax attributes.

We have been advised by our counsel that absent a court determination, (1) there can be no assurance that the transfer restriction will be enforceable against all of our shareholders and (2) the transfer restriction may be subject to challenge on equitable grounds.

However, it should be noted that we have had transfer restrictions of this nature in place since 1992 and they have not been challenged to date.

The determination of 5% shareholder status is based upon a holder’s percentage ownership, taking into account certain rules of attribution, of the total value of the aggregate outstanding Leucadia Shares or our common shares. Future changes in the capitalization of Leucadia may affect who will be deemed a 5% shareholder, thereby affecting the applicability of the transfer restrictions to future transfers or acquisition issuances of Leucadia Shares.

Holders are advised to carefully monitor their ownership of our common shares (and any securities of Leucadia that may constitute Leucadia Shares for purposes of the transfer restrictions) and should consult their own legal advisors and/or Leucadia to determine whether their ownership approaches the prohibited level.

DESCRIPTION OF OTHER SECURITIES

We will set forth in the applicable prospectus supplement a description of any debt securities, warrants, purchase contracts or units that may be offered pursuant to this prospectus.

If you purchase any of the securities described in this prospectus, any prospectus supplement or any free writing prospectus in a market-making transaction, you will receive information about the price you pay and your trade and settlement dates in a separate confirmation of sale. A market-making transaction is one in which Jefferies LLC or one of our other affiliates resells a security that it has previously acquired from another holder. A market-making transaction in a particular security occurs after the original issuance and sale of the security.

SELLING SECURITYHOLDERS

Information about selling securityholders, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment to the registration statement of which this prospectus forms a part, or in filings we make with the SEC under the Securities Exchange Act of 1934 that are incorporated by reference.

PLAN OF DISTRIBUTION

The securities being offered by this prospectus may be sold by us or by a selling securityholder:

•	through agents;

•	to or through underwriters;

•	through broker-dealers (acting as agent or principal);

•	directly by us or a selling securityholder to purchasers, through a specific bidding or auction process or otherwise;

•	through a combination of any such methods of sale; or

•	through any other methods described in a prospectus supplement.

The distribution of securities may be effected from time to time in one or more transactions, including block transactions and transactions on the New York Stock Exchange or any other organized market where the securities may be traded. The securities may be sold at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices. The consideration may be cash or another form negotiated by the parties. Agents, underwriters or broker-dealers may be paid compensation for offering and selling the securities. That compensation may be in the form of discounts, concessions or commissions to be received from us or from the purchasers of the securities. Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts. If such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act.

Agents may from time to time solicit offers to purchase the securities. If required, we will name in the applicable prospectus supplement any agent involved in the offer or sale of the securities. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment. Any agent selling the securities covered by this prospectus may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities.

If underwriters are used in a sale, securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale, or under delayed delivery contracts or other contractual commitments. Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If an underwriter or underwriters are used in the sale of securities, an underwriting agreement will be executed with the underwriter or underwriters at the time an agreement for the sale is reached. The applicable prospectus supplement will set forth the managing underwriter or underwriters, as well as any other underwriter or underwriters, with respect to a particular underwritten offering of securities, and will set forth the terms of the transactions, including compensation of the underwriters and dealers and the public offering price, if applicable. The prospectus and the applicable prospectus supplement will be used by the underwriters to resell the securities.

If a dealer is used in the sale of the securities, we, a selling securityholder, or an underwriter will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. To the extent required, we will set forth in the prospectus supplement the name of the dealer and the terms of the transactions.

We or a selling securityholder may directly solicit offers to purchase the securities and we or a selling securityholder may make sales of securities directly to institutional investors or others. These persons may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. To the extent required, the prospectus supplement will describe the terms of any such sales, including the terms of any bidding or auction process, if used.

Agents, underwriters and dealers may be entitled under agreements which may be entered into with us to indemnification by us against specified liabilities, including liabilities incurred under the Securities Act, or to contribution by us to payments they may be required to make in respect of such liabilities. If required, the prospectus supplement will describe the terms and conditions of such indemnification or contribution. Some of the agents, underwriters or dealers, or their affiliates may be customers of, engage in transactions with or perform services for us or our subsidiaries in the ordinary course of business.

Under the securities laws of some states, the securities offered by this prospectus may be sold in those states only through registered or licensed brokers or dealers.

Any person participating in the distribution of common stock registered under the registration statement that includes this prospectus will be subject to applicable provisions of the Exchange Act, and the applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of any of our common stock by any such person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our common stock to engage in market-making activities with respect to our common stock. These restrictions may affect the marketability of our common stock and the ability of any person or entity to engage in market-making activities with respect to our common stock.

Certain persons participating in an offering may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act that stabilize, maintain or otherwise affect the price of the offered securities. If any such activities will occur, they will be described in the applicable prospectus supplement.

CONFLICTS OF INTEREST

Jefferies LLC, our broker-dealer subsidiary, is a member of the Financial Industry Regulatory Authority, Inc. (FINRA) and may participate in distributions of the offered securities. Accordingly, offerings of securities in which Jefferies LLC participates will conform to the requirements set forth in FINRA Rule 5121. Furthermore, any underwriters offering the securities will not confirm sales to any accounts over which they exercise discretionary authority without the prior approval of the customer.

MARKET-MAKING RESALES BY AFFILIATES

This prospectus may be used by Jefferies LLC in connection with offers and sales of the securities in market-making transactions (and offers and sales of any other securities covered by this prospectus, including securities issued under previous registration statements, and underlying such securities that are incidental to such market-making activity). In a market-making transaction, Jefferies LLC may resell a security it acquires from other holders, after the original offering and sale of the security. Resales of this kind may occur in the open market or may be privately negotiated at prevailing market prices at the time of resale or at related or negotiated prices. In these transactions, Jefferies LLC may act as principal or agent, including as agent for the counterparty in a transaction in which Jefferies LLC acts as principal, or as agent for both counterparties in a transaction in which Jefferies LLC does not act as principal. Jefferies LLC may receive compensation in the form of discounts and commissions, including from both counterparties in some cases. Other affiliates of Jefferies Group LLC may also engage in transactions of this kind and may use this prospectus for this purpose.

Leucadia National Corporation does not expect to receive any proceeds from market-making transactions. Leucadia National Corporation does not expect that Jefferies LLC or any other affiliate that engages in these transactions will pay any proceeds from its market-making resales to Leucadia National Corporation.

Information about the trade and settlement dates, as well as the purchase price, for a market-making transaction will be provided to the purchaser in a separate confirmation of sale.

Unless you are advised otherwise, this prospectus is being used in a market-making transaction.

VALIDITY OF SECURITIES

The validity of the securities offered hereby will be passed upon for us by Weil, Gotshal & Manges LLP, New York, New York.

EXPERTS

The financial statements and the financial statement schedule and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K of Leucadia for the year ended December 31, 2012, have been so incorporated in reliance upon the reports of PricewaterhouseCoopers LLP, an independent registered public accounting firm given on the authority of said firm as experts in accounting and auditing.

The consolidated financial statements of Jefferies Group LLC as of November 30, 2012 and 2011 and for the years ended November 30, 2012 and 2011, and for the eleven month period ended November 30, 2010, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, whose report thereon is filed with the Annual Report on Form 10-K of Leucadia for the year ended December 31, 2012, which is incorporated by reference in this prospectus.

The consolidated balance sheet of AmeriCredit Corp. and subsidiaries as of June 30, 2010 and the related consolidated statements of operations and comprehensive operations, shareholders’ equity, and cash flows for the year then ended incorporated in this prospectus by reference from the Annual Report on Form 10-K of Leucadia for the year ended December 31, 2012 have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated by reference in this prospectus.

Such financial statements and financial statement schedules have been so incorporated in reliance upon the reports of such firms given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy materials with the SEC at the SEC’s public reference room, located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of its public reference room. Our SEC filings are also available to the public on the SEC’s Internet site at http://www.sec.gov. Our SEC filings can also be found on our website at http://www.leucadia.com.

In addition, you may obtain a copy of our SEC filings at no cost by writing or telephoning us at:

Leucadia National Corporation
520 Madison Avenue
New York, New York 10022
Attention: Corporate Secretary
Telephone: (212) 460-1900

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. This prospectus and the information that we file later with the SEC may update and supersede the information we incorporate by reference. We incorporate by reference the documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2012 filed on February 25, 2013;

•	our Quarterly Reports on Form 10-Q for the period ended March 31, 2013, filed on May 9, 2013, and for the period ended June 30, 2013, filed on August 6, 2013;

•

our Definitive Proxy Statement on Schedule 14A filed on June 27, 2013, as amended, but only to the extent that such information was incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2012;

•

our Current Reports on Form 8-K filed on January 24, 2013, February 1, 2013, February 15, 2013, February 25, 2013, March 1, 2013, March 8, 2013, March 22, 2013, April 9, 2013, April 29, 2013, May 9, 2013, May 10, 2013, June 26, 2013, July 10, 2013, July 25, 2013, July 31, 2013, August 6, 2013, and August 23, 2013; and

•

Solely with regard to the securities covered by this prospectus that were initially offered and sold under previously filed registration statements of and that from time to time may be reoffered and resold in market-making transactions under this prospectus, the information in the prospectus supplements relating to those securities that were previously filed by us in connection with its initial offer and sale (except to the extent that any such information has been modified or superseded by other information included or incorporated by reference in this prospectus).

You may also request a copy of these filings at no cost by writing or telephoning us at the address indicated above. We will not send exhibits to our filings, however, unless we specifically have incorporated those exhibits by reference in this prospectus or an accompanying prospectus supplement or a document incorporated in this prospectus or an accompanying prospectus supplement.

Leucadia National Corporation

Common Shares
Preferred Shares
Debt Securities
Warrants
Purchase Contracts
Units

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The table below itemizes the expenses payable by Leucadia National Corporation (the “Registrant”) in connection with the registration and issuance of the securities being registered hereunder. The Registrant will bear all expenses of this offering. All amounts shown are estimates, except for the SEC registration fee.

Securities Act Registration Fee	$	*
Legal Fees and Expenses		+
Printing Expenses		+
Accounting Fees and Expenses		+
Trustee Fees and Expenses		+
Miscellaneous		+

Total	$	+

*	Deferred in accordance with Rules 456(b) and 457(r).

+	Estimated expenses not presently known.

Item 15. Indemnification of Directors and Officers.

The Registrant is a New York corporation. Section 721 of the New York Business Corporation Law (the “Business Corporation Law”) provides that indemnification arrangements can be established for directors and officers, by contract, by-law, charter provision, action of shareholders or board of directors, on terms other than those specifically provided by Article 7 of the Business Corporation Law, provided that no indemnification may be made to or on behalf of any director or officer if a judgment or other final adjudication adverse to the director or officer establishes that his acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that he personally gained in fact a financial profit or other advantage to which he was not legally entitled. The Registrant’s Amended and Restated By-Laws provides for the indemnification, to the full extent authorized by law, of any person made or threatened to be made a party in any civil or criminal action or proceeding by reason of the fact that he, his testator or intestate is or was a director or officer of the Registrant.

Sections 722 through 725 of the Business Corporation Law provide that a corporation may indemnify, with certain limitations and exceptions, a director or officer as follows: (1) in an action or proceeding (other than one by or in the right of any other corporation of any type or kind) against his reasonable expenses, including attorneys’ fees but excluding certain settlement costs, actually and necessarily incurred by him in connection with the defense thereof, or an appeal therein, if such director or officer acted, in good faith, for a purpose which he reasonably believed to be in (or in the case of service for another corporation, not opposed to) the best interests of the corporation; and (2) in an action by or in the right of the corporation to procure a judgment in its favor, against judgments, fines, settlement payments and reasonable expenses, including attorneys’ fees, incurred as a result thereof, or any appeal therein, if such director or officer acted in good faith, for a purpose which he reasonably believed to be in (or, in the case of service for any other corporation, not opposed to) the best interests of the corporation and, in criminal actions and proceedings, in addition, had no reasonable cause to believe that his conduct was unlawful. Such indemnification is a matter of right where the director or officer has been successful on the merits or otherwise, and otherwise may be granted upon corporate authorization or court award as provided in the statute.

Section 726 of the Business Corporation Law provides that a corporation may obtain insurance to indemnify itself and its directors and officers. The Registrant maintains an insurance policy providing both directors and officers liability coverage and corporate reimbursement coverage.

Article Sixth of the Registrant’s Restated Certificate of Incorporation contains a charter provision eliminating or limiting director liability for monetary damages arising from breaches of fiduciary duty, subject only to certain limitations imposed by statute.

Item 16. Exhibits.

The following exhibits are being furnished herewith or incorporated by reference herein:

Exhibit Number	Description
1.1	Underwriting Agreement.*
2.1

Agreement and Plan of Merger, dated as of November 11, 2012, by and among Leucadia National Corporation, Limestone Merger Sub, LLC, Jefferies Group, Inc., Jasper Holdings, Inc. and Jasper Merger Sub, Inc. (previously filed as Exhibit 2.1 to the Current Report on Form 8-K filed by Jefferies Group, Inc. on November 13, 2012).**

2.2

Agreement and Plan of Merger, dated as of November 11, 2012, among Jefferies Group, Inc., JSP Holdings, Inc. and Jasper Merger Sub, Inc. (previously filed as Exhibit 2.2 to the Current Report on Form 8-K filed by Jefferies Group, Inc. on November 13, 2012).**

4.1	Restated Certificate of Incorporation (previously filed as Exhibit 5.1 to the Registrant’s Current Report on Form 8-K dated July 14, 1993).**
4.2

Certificate of Amendment of the Certificate of Incorporation dated as of May 14, 2002 (previously filed as Exhibit 3.2 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003). **

4.3

Certificate of Amendment of the Certificate of Incorporation dated as of December 23, 2002 (previously filed as Exhibit 3.2 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2002).**

4.4

Certificate of Amendment of the Certificate of Incorporation dated as of May 13, 2004 (previously filed as Exhibit 3.5 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004).**

4.5

Certificate of Amendment of the Certificate of Incorporation dated as of May 17, 2005 (previously filed as Exhibit 3.6 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005).**

4.6	Certificate of Amendment of the Certificate of Incorporation dated as of May 23, 2007 (previously filed as Exhibit 4.7 to the Registrant’s Registration Statement on Form S-8 (No. 333-143770)).**
4.7	Certificate of Amendment of the Certificate of Incorporation dated as of February 26, 2013 (previously filed as Exhibit 3.7 to the Registrant’s Current Report on Form 8-K filed on March 1, 2013).**
4.8	Certificate of Amendment of the Certificate of Incorporation dated as of February 28, 2013 (previously filed as Exhibit 3.8 to the Registrant’s Current Report on Form 8-K filed on March 1, 2013).**
4.9	Amended and Restated By-Laws of Leucadia National Corporation (previously filed as Exhibit 3.9 to the Registrant’s Current Report on Form 8-K filed on March 1, 2013).**
4.10	Specimen Common Share Certificate.
4.11	Form of Indenture for Debt Securities.
5.1	Opinion of Weil, Gotshal & Manges LLP.
12.1	Computation of Ratio of Earnings to Fixed Charges.
23.1	Consent of PricewaterhouseCoopers LLP.
23.2	Consent of Deloitte & Touche LLP.
23.3	Consent of Deloitte & Touche LLP.

Exhibit Number	Description
23.4	Consent of Weil, Gotshal & Manges LLP (included in Exhibit 5.1).
24.1	Power of Attorney (contained on signature page).
25.1	Form T-1 statement of eligibility under the Trust Indenture Act of 1939 of Trustee with respect to Debt Securities.

*	To be filed by a post-effective amendment to this registration statement or as an exhibit to a document incorporated by reference herein.

**	Incorporated by reference.

Item 17. Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) To supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post effective amendment will be filed to set forth the terms of such offering.

(8) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(9) To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 2nd day of October, 2013.

LEUCADIA NATIONAL CORPORATION

By:	/S/ JOSEPH A. ORLANDO

	Name:	Joseph A. Orlando
	Title:	Vice President and Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Joseph A. Orlando, Barbara L. Lowenthal and Laura E. Ulbrandt, and each of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this Registration Statement on Form S-3, and to file the same with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been duly signed below by the following persons on behalf of Leucadia National Corporation and in the capacities and on the dates indicated.

Name	Title	Date

/s/ RICHARD B. HANDLER (Richard B. Handler)	Chief Executive Officer and Director	October 2, 2013
/s/ BRIAN P. FRIEDMAN (Brian P. Friedman)	President and Director	October 2, 2013
/s/ JOSEPH S. STEINBERG (Joseph S. Steinberg)	Chairman of the Board	October 2, 2013
/s/ MICHAEL J. SHARP (Michael J. Sharp)	Executive Vice President and General Counsel	October 2, 2013
/s/ JOSEPH A. ORLANDO (Joseph A. Orlando)	Vice President and Chief Financial Officer	October 2, 2013
/s/ ROBERT D. BEYER (Robert D. Beyer)	Director	October 2, 2013
/s/ W. PATRICK CAMPBELL (W. Patrick Campbell)	Director	October 2, 2013

Name	Title	Date

/s/ ROBERT E. JOYAL (Robert E. Joyal)	Director	October 2, 2013
/s/ JEFFERY C. KEIL (Jeffrey C. Keil)	Director	October 2, 2013
/s/ MICHAEL T. O’KANE (Michael T. O’Kane)	Director	October 2, 2013
/s/ STUART H. REESE (Stuart H. Reese)	Director	October 2, 2013

EXHIBIT INDEX

Exhibit Number	Description
1.1	Underwriting Agreement.*
2.1

Agreement and Plan of Merger, dated as of November 11, 2012, by and among Leucadia National Corporation, Limestone Merger Sub, LLC, Jefferies Group, Inc., Jasper Holdings, Inc. and Jasper Merger Sub, Inc. (previously filed as Exhibit 2.1 to the Current Report on Form 8-K filed by Jefferies Group, Inc. on November 13, 2012).**

2.2

Agreement and Plan of Merger, dated as of November 11, 2012, among Jefferies Group, Inc., JSP Holdings, Inc. and Jasper Merger Sub, Inc. (previously filed as Exhibit 2.2 to the Current Report on Form 8-K filed by Jefferies Group, Inc. on November 13, 2012).**

4.1	Restated Certificate of Incorporation (previously filed as Exhibit 5.1 to the Registrant’s Current Report on Form 8-K dated July 14, 1993).**
4.2

Certificate of Amendment of the Certificate of Incorporation dated as of May 14, 2002 (previously filed as Exhibit 3.2 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003). **

4.3

Certificate of Amendment of the Certificate of Incorporation dated as of December 23, 2002 (previously filed as Exhibit 3.2 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2002).**

4.4

Certificate of Amendment of the Certificate of Incorporation dated as of May 13, 2004 (previously filed as Exhibit 3.5 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004).**

4.5

Certificate of Amendment of the Certificate of Incorporation dated as of May 17, 2005 (previously filed as Exhibit 3.6 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005).**

4.6	Certificate of Amendment of the Certificate of Incorporation dated as of May 23, 2007 (previously filed as Exhibit 4.7 to the Registrant’s Registration Statement on Form S-8 (No. 333-143770)).**
4.7	Certificate of Amendment of the Certificate of Incorporation dated as of February 26, 2013 (previously filed as Exhibit 3.7 to the Registrant’s Current Report on Form 8-K filed on March 1, 2013).**
4.8	Certificate of Amendment of the Certificate of Incorporation dated as of February 28, 2013 (previously filed as Exhibit 3.8 to the Registrant’s Current Report on Form 8-K filed on March 1, 2013).**
4.9	Amended and Restated By-Laws of Leucadia National Corporation (previously filed as Exhibit 3.9 to the Registrant’s Current Report on Form 8-K filed on March 1, 2013).**
4.10	Specimen Common Share Certificate.
4.11	Form of Indenture for Debt Securities.
5.1	Opinion of Weil, Gotshal & Manges LLP.
12.1	Computation of Ratio of Earnings to Fixed Charges.
23.1	Consent of PricewaterhouseCoopers LLP.
23.2	Consent of Deloitte & Touche LLP.
23.3	Consent of Deloitte & Touche LLP.
23.4	Consent of Weil, Gotshal & Manges LLP (included in Exhibit 5.1).
24.1	Power of Attorney (contained on signature page).
25.1	Form T-1 statement of eligibility under the Trust Indenture Act of 1939 of Trustee with respect to Debt Securities.

*	To be filed by a post-effective amendment to this registration statement or as an exhibit to a document incorporated by reference herein.

**	Incorporated by reference.